2. SHAREHOLDER VOTES. During the period ended June 30, 2011, the following actions were taken by the shareholders of certain of the
Portfolios:

     A special meeting of shareholders of the Core Fixed Income Portfolio was held on November 30, 2010. At the November 30, 2010 meeting, shareholders of the Core Fixed Income Portfolio approved new portfolio management agreements between the Trust and Mellon Capital Management Corporation ("Mellon") and the
Trust and Seix Investment Advisors LLC ("Seix"). The results of the November 30, 2010 meeting are presented below:

     Approval of a portfolio management agreement between the Trust, on behalf of the Core Fixed Income Portfolio and Mellon.

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                                                                       % of
                    Record                                             Votes
                    Date       Shares     % of Total                   in
Portfolio           Shares     Voted      Shares      For Proposal     Favor
--------------------------------------------------------------------------------
Core Fixed Income
Portfolio           35,260,883 28,745,904  81.52%      28,745,904       100.00%
--------------------------------------------------------------------------------
     Approval of a portfolio management agreement between the Trust, on behalf of The Core Fixed Income Portfolio and Seix.

--------------------------------------------------------------------------------
                                                                       % of
                    Record                                             Votes
                    Date       Shares     % of Total                   in
Portfolio           Shares     Voted      Shares      For Proposal     Favor
--------------------------------------------------------------------------------
Core Fixed Income
Portfolio           35,260,883 28,745,904  81.52%      28,745,904       100.00%
--------------------------------------------------------------------------------


A special joint meeting of shareholders of The Small Capitalization Equity Portfolio and
The Institutional Small Capitalization Equity Portfolio was held on June 6, 2011. At the
June 6, 2011 joint meeting, shareholders of The Small Capitalization
 Equity Portfolio
approved a new portfolio management agreement between the Trust and Cupps Capital Management,
LLC ("Cupps"), and shareholders of The Institutional Small Capitalization Equity Portfolio approved a new portfolio management agreement between the Trust and Cupps. The results of the June 6, 2011 joint meeting are presented below:


--------------------------------------------------------------------------------
                                                                       % of
                    Record                                             Votes
                    Date       Shares     % of Total                   in
Portfolio           Shares     Voted      Shares      For Proposal     Favor
--------------------------------------------------------------------------------

Small Capitalization
Equity Portfolio    10,195,771  10,077,218  98.84%      10,077,218     100.00%
--------------------------------------------------------------------------------


     Approval of a portfolio management agreement between the Trust, on behalf of The Institutional Small Capitalization Equity Portfolio and Cupps.

--------------------------------------------------------------------------------
                                                                       % of
                    Record                                             Votes
                    Date       Shares     % of Total                   in
Portfolio           Shares     Voted      Shares      For Proposal     Favor
--------------------------------------------------------------------------------

Institutional Small
Capitalization Equity
Portfolio           13,050,719  9,656,415   73.99%      9,656,415      100.00%
--------------------------------------------------------------------------------